EXHIBIT 4.2




                          REGISTRATION RIGHTS AGREEMENT



                  THIS REGISTRATION RIGHTS AGREEMENT is made as of the 16th day of June, 1998, by and among DISCOVERY LABORATORIES, INC., a Delaware corporation, (the "Company"), JOHNSON & JOHNSON DEVELOPMENT CORPORATION, a New Jersey Corporation ("J&J") and THE SCRIPPS RESEARCH INSTITUTE, a California not-for-profit organization ("Scripps") (J&J and Scripps are herein collectively referred to as the "Stockholders").

                                     RECITALS

                  WHEREAS, Acute Therapeutics, Inc. ("ATI") and Scripps are parties to the Scripps Stock Purchase Agreement dated as of October 28, 1996 (the "Scripps Agreement"), pursuant to which Scripps acquired 40,000 shares of common stock, $0.001 par value per share of ATI (the "ATI Common Stock");

                  WHEREAS, J&J, its affiliate, Ortho Pharmaceutical Corporation and ATI are parties to the Inventory Transfer/Stock Purchase Agreement dated as of October 28, 1996, as amended (the "Inventory Transfer Agreement"), pursuant to which ATI issued to J&J 2,039 shares of its Non-Voting Series B Preferred Stock, $0.001 par value per share (the "ATI Series B Preferred Stock") and 40,000 shares of ATI Common Stock;

                  WHEREAS, ATI, Scripps and J&J are parties to a Registration Rights Agreement dated as of October 28, 1996 (the "ATI Registration Rights Agreement") pursuant to which Scripps and J&J were granted certain registration rights;

                  WHEREAS, the Company and ATI are parties to an Agreement and Plan of Merger, dated March 5, 1998, as amended on May 1, 1998, whereby a newly-formed subsidiary of the Company will merge with and into ATI and ATI will become a wholly-owned subsidiary of the Company (the "Merger Agreement");

                  WHEREAS, pursuant to the Merger Agreement, each of the issued and outstanding shares of ATI Common Stock shall be automatically converted into
3.91 shares of Common Stock of the Company, $0.001 par value per share ("the Common Stock");

                  WHEREAS, the Company and J&J are parties to the Stock Exchange Agreement of even date herewith pursuant to which J&J will exchange its ATI Series B Preferred Stock for 2,039 shares of Series C Preferred Stock, $0.001 par value per share, of the Company ("Series C Preferred Stock") and pursuant to which the Company will issue J&J shares of Common Stock (the "Dividend Shares") in lieu of the accrued but unpaid dividend accrued through the date of the Merger on its shares of ATI Series B Preferred Stock (the "Stock Exchange Agreement");

                  WHEREAS, the Stockholders and the Company hereby agree that this Registration Rights Agreement (the "Agreement") shall govern the rights of the Stockholders to cause the Company to register the shares of Common Stock held by the Stockholders;

                  NOW, THEREFORE, THE PARTIES HEREBY AGREE AS FOLLOWS:

                  1. Registration Rights. The Company covenants and agrees as follows:

                  1.1      Definitions.  For purposes of this Section 1:

                  (a) The term "Act" means the Securities Act of 1933, as amended.

                  (b) The term "Holder" means any person owning or having the right to acquire Registrable Securities or any assignee thereof in accordance with Section 1.8 hereof.

                  (c) The term "1934 Act" shall mean the Securities Exchange Act of 1934, as amended.

                  (d) The term "register", "registered," and "registration" refer to a registration effected by preparing and filing a registration statement or similar document in compliance with the Act, and the declaration or ordering of effectiveness of such registration statement or document.

                  (e) The term "Registrable Securities" means (i) the Common Stock issued by the Company pursuant to the Merger Agreement in exchange for the shares of ATI Common Stock originally issued to Scripps pursuant to the Scripps Purchase Agreement, (ii) the Common Stock issued by the Company pursuant to the Merger Agreement in exchange for the shares of ATI Common Stock originally issued to J&J pursuant to the Inventory Transfer Agreement, (iii) any Common Stock issued to J&J upon conversion or redemption of the Series C Preferred Stock, (iv) the Dividend Shares and (v) any Common Stock of the Company issued as (or issuable upon the conversion or exercise of any warrant, right or other security which is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of the shares referenced in (i)-(iv) above, that cannot be publicly resold by the holder thereof without registration under the Act or sold in a single transaction exempt from the registration and prospectus delivery requirement of the Act pursuant to Rule 144 thereunder, it being understood, for the purposes of this Agreement, that Registrable Securities shall cease to be Registrable Securities when (1) a registration statement covering such Registrable Securities has been declared effective and they have been disposed of pursuant to such effective registration statement,
(2) they are transferred on the open market pursuant to any available exemption under the Act, (3) they have been otherwise transferred and the Company has delivered new certificates or other evidences of ownership for them not subject to any stop transfer order or other restriction on transfer and not bearing any legend restricting transfer in the absence of an effective registration or an exemption from the registration requirements of the Act, (4) they have been sold, assigned, pledged, hypothecated or otherwise disposed of by the Holder in a transaction in which the Holder's rights under this Agreement are not assigned or assignable, or (5) the rights of the Holder under Section 1.2 have terminated pursuant to Section 1.9.

                  (f) The number of shares of "Registrable Securities then outstanding" shall be determined by the number of shares of Common Stock outstanding which are Registrable Securities.

                  (g) The term "SEC" shall mean the Securities and Exchange Commission.

                  1.2      Company Registration.

                  (a) If (but without any obligation to do so) the Company proposes to register (including for this purpose a registration effected by the Company for stockholders other than the Holders) any of its stock or other securities under the Act in connection with the public offering of such securities solely for cash (other than a registration relating solely to the sale of securities to participants in a Company stock plan, a registration on any form which does not include substantially the same information as would be required to be included in a registration statement covering the sale of the Registrable Securities or a registration in which the only Common Stock being registered is Common Stock issuable upon conversion of debt securities which are also being registered), the Company shall, at such time, promptly give each Holder written notice of such registration. Upon the written request of each Holder given within twenty (20) days after mailing of such notice by the Company in accordance with Section 2.5, the Company shall cause to be registered under the Act all of the Registrable Securities that each such Holder has requested to be registered.

                  (b) Notwithstanding any other provision of this Section 1.2, if the managing underwriter of an underwritten distribution advises in writing the Company and the Holders of the Registrable Securities requesting participation in such registration that in its good faith judgment the number of shares of Registrable Securities and the other securities requested to be registered under this Section 1.2 exceeds the number of shares of Registrable Securities and other securities which can be sold in such offering, then (i) the number of shares of Registrable Securities and other securities so requested to be included in the offering shall be reduced to that number of shares which in the good faith judgment of the managing underwriter can be sold in such offering (except for shares to be issued by the Company, which shall have priority over the Registrable Securities), and (ii) such reduced number of shares shall be allocated among all participating Holders of Registrable Securities and holders of other securities in proportion, as nearly as practicable, to the respective number of shares of Registrable Securities and other securities held by such Holders at the time of filing the registration statement; provided, however, that a minimum of thirty percent (30%) of the shares to be underwritten shall be allocated, on a pro rata basis, to the Holders requesting inclusion in such offering (the "selling stockholders"). For purposes of clause
(ii) above concerning apportionment, for any selling stockholder which is a holder of Registrable Securities and which is a partnership or corporation, the affiliates (as defined in the rules and regulations promulgated under the Act), partners, retired partners and stockholders of such holder, or the estates and family members of any such partners and retired partners and any trusts for the benefit of any of the foregoing persons shall be deemed to be a single "selling stockholder", and any pro-rata reduction with respect to such "selling stockholder" shall be based upon the aggregate amount of shares carrying registration rights owned by all entities and individuals included in such "selling stockholder", as defined in this sentence.

                  1.3 Obligations of the Company. Whenever required under this
Section 1 to effect the registration of any Registrable Securities, the Company shall, as expeditiously as reasonably possible:

                  (a) Prepare and file with the SEC a registration statement with respect to such Registrable Securities and use its best efforts to cause such registration statement to become effective, and, upon the request of the Holders of a majority of the Registrable Securities registered thereunder, keep such registration statement effective for a period of up to one hundred twenty
(120) days or until the distribution contemplated in the Registration Statement has been completed; provided, however, that (i) such 120-day period shall be extended for a period of time equal to the period the Holder refrains from selling any securities included in such registration at the request of an underwriter of Common Stock (or other securities) of the Company; and (ii) in the case of any registration of Registrable Securities on Form S-3 which are intended to be offered on a continuous or delayed basis, such 120-day period shall be extended, if necessary, to keep the registration statement effective until all such Registrable Securities are sold, provided that Rule 415, or any successor rule under the Act, permits an offering on a continuous or delayed basis, and provided further that applicable rules under the Act governing the obligation to file a post-effective amendment permit, in lieu of filing a post-effective amendment which (I) includes any prospectus required by Section 10(a)(3) of the Act or (II) reflects facts or events representing a material or fundamental change in the information set forth in the registration statement, the incorporation by reference of information required to be included in (I) and
(II) above to be contained in periodic reports filed pursuant to Section 13 or 15(d) of the 1934 Act in the registration statement.

                  (b) Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Act with respect to the disposition of all securities covered by such registration statement.

                  (c) Furnish to the Holders such numbers of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by them.



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



                  (d) Use its best efforts to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the Holders; provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions, unless the Company is already subject to service in such jurisdiction and except as may be required by the Act.

                  (e) In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter of such offering. Each Holder participating in such underwriting shall also enter into and perform its obligations under such an agreement.

                  (f) Cause all such Registrable Securities registered pursuant hereunder to be listed on each securities exchange on which similar securities issued by the Company are then listed.

                  (g) Provide a transfer agent and registrar for all Registrable Securities registered pursuant hereunder and a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration.

                  (h) Notify the participating Holders at any time when a prospectus relating to any Registrable Securities covered by such registration statement is required to be delivered under the Act, of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing and promptly file such amendments and supplements as may be necessary so that, as thereafter delivered to such Holders of such Registrable Securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing and use its best efforts to cause each such amendment and supplement to become effective.

                  (i) Furnish on the closing date of an underwritten public offering (i) an opinion, dated such date, of the counsel representing the Company, for purposes of such registration, in form and substance as is customarily given by company counsel to the underwriters in an underwritten public offering, addressed to the underwriters, and (ii) a letter dated such date, from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering, addressed to the underwriters.

                  1.4 Furnish Information. It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Section 1 with respect to the Registrable Securities of any selling Holder that such Holder shall furnish to the Company such information regarding itself, the Registrable Securities held by it, and the intended method of disposition of such securities as shall be required to effect the registration of such Holder's Registrable Securities.

                  1.5 Expenses of Company Registration. The Company shall bear and pay all expenses incurred in connection with any registration, filing or qualification of Registrable Securities with respect to the registrations pursuant to Section 1.2 for each Holder (which right may be assigned as provided in Section 1.8), including (without limitation) all federal and state registration, filing, qualification fees, printers and accounting fees relating or apportionable thereto and reasonable fees and disbursements of one counsel for the participating Holders together, but excluding underwriting discounts and commissions relating to Registrable Securities.

                  1.6 Delay of Registration. No Holder shall have any right to obtain or seek an injunction restraining or otherwise delaying any such registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Section 1.

                  1.7 Indemnification. In the event any Registrable Securities are included in a registration statement under this Section 1:

                  (a) To the extent permitted by law, the Company will indemnify and hold harmless each Holder, any underwriter (as defined in the Act) for such Holder and each person, if any, who controls such Holder or underwriter within the meaning of the Act or the 1934 Act, and each officer, director, employee and agent thereof against any losses, claims, damages, or liabilities (joint or several) to which they may become subject under the Act, or the 1934 Act or other federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a "Violation"): (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or (iii) any violation or alleged violation by the Company of the Act, the 1934 Act, any state securities law or any rule or regulation promulgated under the Act, or the 1934 Act or any state securities law; and the Company will pay to each such Holder, underwriter or controlling person, and each officer, director, employee and agent thereof as incurred, any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the indemnity agreement contained in this subsection 1.7(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability, or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld), nor shall the Company be liable in any such case for any such loss, claim, damage, liability, or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by any such Holder, underwriter or controlling person.


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




                  (b) To the extent permitted by law, each selling Holder (severally and not jointly) will indemnify and hold harmless the Company, each of its directors, each of its officers who has signed the registration statement, each person, if any, who controls the Company within the meaning of the Act, any underwriter, any other Holder selling securities in such registration statement and any controlling person of any such underwriter or other Holder, against any losses, claims, damages, or liabilities (joint or several) to which any of the foregoing persons may become subject, under the Act, or the 1934 Act or other federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such Holder expressly for use in connection with such registration; and each such Holder will pay, as incurred, any legal or other expenses reasonably incurred by any person intended to be indemnified pursuant to this subsection 1.7(a), in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the indemnity agreement contained in this subsection 1.7(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder, which consent shall not be unreasonably withheld; provided, that, in no event shall any indemnity under this subsection 1.10(b) exceed the gross proceeds from the offering received by such Holder.

                  (c) Promptly after receipt by an indemnified party under this
Section 1.7 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 1.7, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party (together with all other indemnified parties which may be represented without conflict by one counsel) shall have the right to retain one separate counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Section 1.7, but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 1.7.

                  (d) If the indemnification provided for in this Section 1.7 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, liability, claim, damage, or expense referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, claim, damage, or expense in such


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proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the statements or omissions that resulted in such loss, liability, claim, damage, or expense as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties' relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission.

                  (e) Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with the underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control.

                  (f) The obligations of the Company and Holders under this
Section 1.7 shall survive the completion of any offering of Registrable Securities in a registration statement under this Section 1, and otherwise.

                  1.8 Assignment of Registration Rights. The rights to cause the Company to register Registrable Securities pursuant to this Section 1 may be assigned (but only with all related obligations) by a Holder to a transferee or assignee of such securities, provided: (a) the Company is, within a reasonable time after such transfer, furnished with written notice of the name and address of such transferee or assignee and the securities with respect to which such registration rights are being assigned; (b) such transferee or assignee agrees in writing to be bound by and subject to the terms and conditions of this Agreement; and (c) such assignment shall be effective only if immediately following such transfer the further disposition of such securities by the transferee or assignee is restricted under the Act.

                  1.9 Termination of Registration Rights. No Holder shall be entitled to exercise any right provided for in this Section 1 after the fifth anniversary of the date of this Agreement.

                  1.10 Reports Under 1934 Act. With a view to making available to the Holders the benefits of Rule 144 promulgated under the Act and any other rule or regulation of the SEC that may at any time permit a Holder to sell Registrable Securities to the public without registration, the Company agrees to:

                           (a) make and keep available public information, as
those terms are understood and defined in Rule 144;

                           (b) file with the SEC in a timely manner all reports
and other documents required of the Company under the Act and the 1934 Act; and



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                           (c) furnish to a Holder owning any Registrable
Securities upon request (i) a written statement by the Company that it has complied with the reporting requirements of Rule 144 (at any time after 90 days after the effective date of the first registration statement filed by the Company for an offering of its securities to the general public), the Act and the 1934 Act (at any time after the Company has become subject to the reporting requirements of the 1934 Act), (ii) a copy of the most recent annual or quarterly report of the company and such other reports and documents so filed by the Company, and (iii) such other information as may be reasonably required in availing any Holder of Registrable Securities of any rule or regulation of the SEC which permits the selling of any such Registrable Securities without registration or pursuant to such form (at any time after the company has become subject to the reporting requirements of the 1934 Act).

                  1.11 Granting of Registration Rights. The Company shall not, without the prior written consent of the Holders of at least 50.1% of the Registrable Securities then outstanding, grant any rights to any persons to register any shares of capital stock or other securities of the Company that would limit the Holders' proportional rights under Section 1.2(b). The grant of registration rights to any person that would entitle such person to participate on a pro rata basis in an offering under Section 1.2(b) shall not be deemed a limitation to the Holders' proportional rights under Section 1.2(b), pursuant to this Section 1.11; provided that in no circumstance will fewer than ten percent (10%) of the shares to be underwritten pursuant to Section 1.2(b) be allocated to the Holders, regardless of any subsequent registration rights granted by the Company.

                  2.       Miscellaneous.

                  2.1 Successors and Assigns. Except as otherwise provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties (including transferees of any shares of Registrable Securities). Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

                  2.2 Governing Law. This Agreement shall be governed by and construed under the laws of the Commonwealth of Pennsylvania without regard to its conflict of laws principles.

                  2.3 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                  2.4 Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.



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



                  2.5 Notices. Unless otherwise provided, any notice required or permitted under this Agreement shall be given in writing and shall be deemed effectively given upon personal delivery to the party to be notified or upon deposit with the United States Post Office, by registered or certified mail, postage prepaid and addressed to the party to be notified at the address indicated for such party on the signature page hereof, or at such other address as such party may designate by ten (10) days' advance written notice to the other parties.

                  2.6 Expenses. If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorneys' fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

                  2.7 Amendments and Waivers. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the holders of a majority of the Registrable Securities then outstanding. Any amendment or waiver effected in accordance with this paragraph shall be binding upon each holder of any Registrable Securities then outstanding, each future holder of all such Registrable Securities, and the Company.

                  2.8 Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

                  2.9 Aggregation of Stock. All shares of Registrable Securities held or acquired by affiliated entities or persons shall be aggregated together for the purpose of determining the availability of any rights under this Agreement.

                  2.10 Entire Agreement; Amendment; Waiver; No Further Rights. This Agreement (including the Exhibits hereto, if any) constitutes the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof. The Stockholders hereby agree that they have no further rights under the ATI Registration Rights Agreement.

                 [THE REST OF THIS PAGE INTENTIONALLY LEFT BLANK]


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



                  IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                                       DISCOVERY LABORATORIES, INC.



                                       By:    /s/ Robert J. Capetola
                                              ________________________________
                                              Robert J. Capetola, Ph.D.
                                              President

                                    Address:  3359 Durham Road
                                              ________________________________
                                              Doylestown, PA 18901
                                              ________________________________




                                       Stockholders:

                                       JOHNSON & JOHNSON DEVELOPMENT
                                       CORPORATION


                                       By:    /s/ Blair M. Flicker
                                              ________________________________

                                    Address:  One Johnson & Johnson Plaza
                                              ________________________________
                                              New Brunswick, NJ 08933
                                              ________________________________



                                       THE SCRIPPS RESEARCH INSTITUTE


                                       By:    /s/ Arnold LaGuardia
                                              ________________________________

                                    Address:  10550 N. Torrey Pines Road, TPC-16
                                              ________________________________
                                              La Jolla, CA 92037
                                              ________________________________


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